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                                             August 28,  1997



Koll Real Estate Group, Inc.
4343 Von Karman Avenue
Newport Beach, CA  92660

     Re: Post-Effective Amendment No. 4 to Form S-4 Registration Statement filed under cover of Form S-3 Registration Statement, dated August 29, 1997, of KOLL REAL ESTATE GROUP, INC. (THE "REGISTRATION STATEMENT")


Ladies and Gentlemen:

     We are acting as counsel for Koll Real Estate Group, Inc., a Delaware corporation (the "Company"), in connection with the registration, under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 246,960 shares of common stock, $0.05 par value (the "Common Stock") plus that number of shares of Common Stock having an aggregate market value of $1.85 million as determined by the 20-day average per share closing price of the Common Stock on the Nasdaq National Market immediately following September 2, 1997 (the "Shares") which are being registered pursuant to the Registration Statement.

     In connection with the registration of the Shares, we have examined originals, or copies submitted to us that we have assumed are genuine, accurate and complete, of all such corporate records of the Company, agreements, and other instruments, certificates of public officials, officers, and representatives of the Company, and other documents we have deemed necessary and appropriate to require as the basis for the opinion hereinafter expressed. As to various questions of fact material to this opinion, where relevant facts were not independently established, we have relied upon statements of the officers of the Company.

     Based and relying solely upon the foregoing, it is our opinion that when the Shares, or any portion thereof, are issued pursuant to and as described in the Registration Statement, such shares will be duly authorized, validly and legally issued, fully paid and nonassessable.


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Koll Real Estate Group, Inc.
August 28, 1997
Page 2

     Consent is hereby given to the filing of this opinion as an exhibit to the Registration Statement, and to the references to this firm under the caption "LEGAL MATTERS" as having passed upon certain legal matters in connection with the validity of the Shares to be issued pursuant to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                   Respectfully submitted,



                                   McDERMOTT, WILL & EMERY